UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2010

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 7, 2010, K-V Pharmaceutical Company (the “Registrant”) announced in a press release that the Registrant’s Board of Directors appointed David Sidransky, M.D. as a director to fill the vacancy created by the previously reported resignation of John Sampson. Pursuant to the terms of his letter of resignation, Mr. Sampson’s resignation became effective upon the appointment of Dr. Sidransky.

Dr. Sidransky, age 50, is a renowned oncologist and research scientist named and profiled by TIME Magazine in 2001 as one of the top physicians and scientists in America, recognized for his work with early detection of cancer. He is Professor of Oncology, Otolaryngology, Cellular & Molecular Medicine, Urology, Genetics and Pathology at John Hopkins University and Hospital. Dr. Sidransky has written over 400 peer-reviewed publications, and has contributed to more than 40 cancer reviews and chapters. Dr. Sidransky is a founder of a number of biotechnology companies and holds numerous biotechnology patents. He has been the recipient of many awards and honors, including the 1997 Sarstedt International prize from the German Society of Clinical Chemistry, 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians, and the 2004 Hinda Rosenthal Award presented by the American Association of Cancer Research.

Dr. Sidransky is serving and has served on the scientific advisory boards of MedImmune, Roche, Amgen and Veridex, LLC (a Johnson & Johnson diagnostic company), among others. Dr. Sidransky served as Director (2005-2008) of the American Association for Cancer Research (AACR). He was the chairperson of two AACR International Conferences on “Molecular Diagnostics in Cancer Therapeutic Development: Maximizing Opportunities for Individualized Treatment”.

Dr. Sidransky also has extensive experience as a member of the boards of directors of a number of corporations, many of which were publicly traded corporations. Dr. Sidransky served as a member of ImClone Systems, Inc., from 2004 until its acquisition by Eli Lilly in a $6.5 billion merger transaction. While at ImClone, Dr. Sidransky was elected as Vice Chairman of the Board of Directors and served as the Chairman of the Research and Development Oversight Committee of the Board, as well as serving on its Compensation and Executive Committees. Dr. Sidransky also serves as the Chairman of the Board of Alfacell (recently renamed Tamir Biotechnology), and serves on the Board of Directors of Rosetta Genomics. Dr. Sidransky founded, and is the Chairman of the Board of Champions Biotechnology, Inc. In addition, Dr. Sidransky served on the Boards of Directors of Xenomics and was a founder of Response Genetics and Oncomethylome Sciences.

Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine. Dr. Sidransky received his B.A. from Brandeis University and his M.D. from the Baylor College of Medicine.

A copy of the press release is attached hereto as Exhibit 99. The Registrant has posted this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K or the press release.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is furnished as part of this report:

Exhibit Number	Description
99	Press Release dated July 7, 2010, issued by K-V Pharmaceutical Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2010

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis, Jr.
Gregory J. Divis, Jr.
Interim President and Interim Chief Executive Officer